                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports on the consolidated financial statements of First Variable Life Insurance Company dated March 10, 2000 and on the financial statements of the sub-accounts of First Variable Life Insurance Company - First Variable Annuity Fund E dated March 17, 2000, and to the reference to our firm under "Experts" in the Statement of Additional Information in the Post-Effective Amendment No. 5 (Form N-4, No. 333-12197) of Capital Six VA.

                                                    KPMG LLP

Chicago, Illinois
April 24, 2000

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our reports dated February 2, 1999 with respect to the consolidated financial statements of First Variable Life Insurance Company, and March 18, 1999 with respect to the financial statements of First Variable Life Insurance Company--First Variable Annuity Fund E, in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4 No. 333-12197 and the related Prospectus of First Variable Life Insurance Company.


                                              ERNST & YOUNG LLP

Chicago, Illinois
April 24, 2000